Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the RF Nitro Communications, Inc. 2001 Stock Incentive Plan of RF Micro Devices, Inc. and subsidiaries of our report dated April 16, 2001, with respect to the consolidated financial statements of RF Micro Devices, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Raleigh, North Carolina
November 26, 2001